CERTIFICATION

Pursuant To Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18,United States Code), each of the undersigned officers of Aquila Three Peaks High Income Fund, do hereby certify to such officer's knowledge, that:

The report on Form N-CSRS of Aquila Three Peaks High Income Fund for the period ended June 30, 2011, (the "Form N-CSRS") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSRS fairly presents, in all material respects, the financial condition and results of operations of Aquila Three Peaks High Income Fund.

Dated: September 9, 2011	/s/ Diana P. Herrmann
Trustee, Chair and President Aquila Three Peaks High Income Fund

Dated: September 9, 2011	/s/ Joseph P. DiMaggio
Chief Financial Officer and Treasurer Aquila Three Peaks High Income Fund

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Aquila Three Peaks High Income Fund and will be retained by the Fund and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.